EXHIBIT 23.1





Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71896) and Forms S-8 (No. 33-43006, No. 33-55065, No. 333-38608, No. 333-39731, No. 333-39735, No. 333-94329,
and No. 333-94331) of Laboratory Corporation of America Holdings of our report dated February 8, 2002, except for Note 10, as to which the date is February 20, 2002 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 18, 2002